Exhibit 23.1

KPMG Audit Plc
Financial Services
Canary Wharf (7th Floor)
1 Canada Square
London E14 5AG
United Kingdom
The Board of Directors
Aspen Insurance Holdings Limited
Maxwell Roberts Building
1 Church Street
Hamilton
Bermuda
26 February 2010
Dear Sirs
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-148245) and Form S-8 (Nos. 333-114765, 333-132476, 333-136441 and 333-155008) of Aspen Insurance Holdings Limited of our reports dated February 26, 2010, with respect to the consolidated balance sheets of Aspen Insurance Holdings Limited as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2009, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Aspen Insurance Holdings Limited.
Yours faithfully
/s/ KPMG Audit Plc
KPMG Audit Plc
London, United Kingdom